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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                              ------------------

                                    FORM 8-K



                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported):  April 2, 2001


                      NORTHROP GRUMMAN SYSTEMS CORPORATION
               (Exact Name of Registrant as Specified in Charter)


       DELAWARE                        2-26850                      95-1055798
(State of Incorporation)         (Commission File Number)         (I.R.S. Employer
                                                                 Identification No.)

                            1840 CENTURY PARK EAST
                        LOS ANGELES, CALIFORNIA  90067
         (Address of Principal Executive Offices, Including Zip Code)


                                (310) 553-6262
             (Registrant's Telephone Number, Including Area Code)


                         NORTHROP GRUMMAN CORPORATION
            (Former Name or Address, if Changed Since Last Report)
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Item 5.  Other Events.

     On April 2, 2001, Northrop Grumman Systems Corporation (formerly Northrop Grumman Corporation) ("Systems") completed a corporate reorganization to create a holding company structure (the "Northrop Reorganization") that was effected by action of its Board of Directors without a vote of Systems' stockholders, pursuant to Section 251(g) of the Delaware General Corporation Law (the "DGCL") and an Agreement and Plan of Merger, dated as of March 20, 2001, between Systems, Northrop Grumman Corporation (formerly NNG, Inc.) ("New Northrop Grumman") and NGC Acquisition Corp., a Delaware corporation and indirect wholly-owned subsidiary of Systems ("NGC"). In the Northrop Reorganization, NGC was merged with and into Systems, with Systems as the surviving corporation and a wholly-owned subsidiary of New Northrop Grumman Corporation, the new holding company. At the effective time of that merger and in connection with the Northrop Reorganization, New Northrop Grumman changed its name from NNG, Inc. to "Northrop Grumman Corporation," and Systems changed its name to "Northrop Grumman Systems Corporation." Upon consummation of the Northrop Reorganization and in accordance with Section 251(g) of the DGCL, all of the outstanding shares of capital stock of Systems were automatically converted into the same number of shares of the same class of capital stock of New Northrop Grumman. In accordance with Section 251(g) of the DGCL, each certificate representing shares of Systems capital stock, without any action on the part of the holder thereof, is now deemed to represent an equal number of shares of the same class of capital stock of New Northrop Grumman.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)     Exhibits.

Exhibit
Number                         Description of Exhibits


  2.1 Agreement and Plan of Merger, dated as of March 20, 2001, between Systems, New Northrop Grumman and NGC.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  April 17, 2001

                              NORTHROP GRUMMAN SYSTEMS CORPORATION
                              (formerly Northrop Grumman Corporation)

                              By: /s/ John H. Mullan
                                 --------------------------------------
                                 John H. Mullan
                                 Corporate Vice President and Secretary